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                                   EXHIBIT 1

              Written Agreement Pursuant to Rule 13d-1(f)(1)(iii)


         Pursuant to Rule 13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the preceding Schedule 13D/A of CPH 2, L.L.C., Hadi Makarechian, Dale Dowers, and Barbara A. Makarechian is filed with the Securities and Exchange Commission on behalf of each of them.


                                         CPH 2, L.L.C.


                                         By: /s/ Hadi Makarechian
                                                 Hadi Makarechian, Member


                                         CPH 3, L.L.C.


                                         By: /s/ Hadi Makarechian
                                                 Hadi Makarechian


                                         /s/ Hadi Makarechian
                                             Hadi Makarechian

                                         /s/ Dale Dowers
                                             Dale Dowers

                                         /s/ Barbara A. Makarechian
                                             Barbara A. Makarechian